Exhibit 99.12
                             Selected Information
                      Ford Credit Auto Owner Trust 1998-C
                           through December 31, 1998
                    ----------------------------------------

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B
           5.60%            5.670%           5.73%            5.810%           5.86%            6.06%
           Asset            Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     ------------




Principal
Paid       $300,000,000.00  $103,645,605.72  $                $                $                $

Interest
Paid       $  2,764,441.92  $  6,443,682.80  $ 14,070,333.33  $ 15,627,608.90  $   4,427,555.57 $  2,106,186.67




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Total Servicing Fees Paid:  $  8,976,434.08